Exhibit 23






                CONSENT OF COOPERS & LYBRAND





We consent to the incorporation by reference in the Registration Statement of the Humana Retirement and Savings Plan on Form S-8 (File No. 33-49305) of our report dated June 24, 1994, on our audits of the financial statements and supplemental schedules of the Humana Retirement and Savings Plan as of December 31, 1993 and February 28, 1993, and for the ten months ended December 31, 1993, which report is included in this Annual Report on Form 11-K.




/s/COOPERS & LYBRAND
COOPERS & LYBRAND
Louisville, Kentucky
June 28, 1994


                                25